Exhibit 99.1

Christine Tsingos Announces Plans to Retire as CFO of Bio-Rad Laboratories, Inc. Effective April 30, 2019

HERCULES, Calif.–January 3, 2019–Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global leader of life science research and clinical diagnostic products, today announced that Christine A. Tsingos has informed the company of her intention to retire as Executive Vice President and Chief Financial Officer effective April 30, 2019. Ms. Tsingos will remain in her current role through April 30 and will assist in the orderly transition to a successor.

“After 16 years as CFO of Bio-Rad, Christine leaves a tremendous legacy of financial stewardship that has served the company and investors well,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer. “On behalf of the entire Board and management team, I thank Christine for her integrity, dedication, and leadership,” he added.

“I am proud and fortunate to have spent so many years being part of Bio-Rad, a great company focused on advancing discovery and improving lives,” Tsingos said. “I am excited about spending more time with my family and the prospect of serving on the boards of other companies. Until then, I am dedicated to helping Bio-Rad find my successor and aiding in a smooth transition.”

Over the past 16 years, Bio-Rad has increased its revenues more than 240 percent, boosted profitability and cashflow, and enjoyed an appreciation in its stock price from approximately $30 to a recent high of more than $300 per share.

The company has initiated a comprehensive search for a successor.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) is a global leader in developing, manufacturing, and marketing a broad range of innovative products for the life science research and clinical diagnostic markets. With a focus on quality and customer service for over 65 years, our products advance the discovery process and improve healthcare. Our customers are university and research institutions, hospitals, public health and commercial laboratories, biotechnology, pharmaceutical, as well as applied laboratories that include food safety and environmental quality. Founded in 1952, Bio-Rad is based in Hercules, California, and has a global network of operations with more than 8,000 employees worldwide. Bio-Rad had revenues exceeding $2.1 billion in 2017. For more information, please visit www.bio-rad.com.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding Ms. Tsingos’ plans to remain in her current role until April 30, 2019 and to assist in the orderly transition to a successor. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will”, “believe,” “expect,” “anticipate,” “may,” “plan,” “intend,” “estimate,” “offers,” or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include recent and planned changes to our global organizational structure and executive management team, lack of key personnel could hurt our business, our ability to compete effectively, our ability to develop and market new or improved products, and international legal and regulatory risks. For further information regarding our risks and uncertainties, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Bio-Rad’s public reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Bio-Rad cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Press Contact:

Bio-Rad Laboratories, Inc.

Tina Cuccia, Corporate Communications

510-724-7000

tina_cuccia@bio-rad.com